SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2005

PHARMANETICS, INC.

(Exact name of registrant as specified in its charter)

North Carolina

(State or other jurisdiction of incorporation)

0-25133	56-2098302
(Commission File Number)	(IRS Employer ID Number)

3700 National Drive, Suite 211, Raleigh, North Carolina 27612

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 781-1640

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The Company desires to clarify in this Current Report on Form 8-K that, contrary to certain disclosures made in the company’s Form 10-K filed yesterday, the Company’s engagement of Davenport & Company LLC, as its financial advisor, terminated in October 2004. Prior to such termination, the Company had engaged Davenport to assist the Company in its efforts to sell some or all of its remaining assets. The Company is continuing those efforts, though no longer with the assistance of a financial advisor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMANETICS, INC.

Date: March 18, 2005	/s/ John P. Funkhouser
John P. Funkhouser,
President and Chief Executive Officer